Exhibit 99.1

Contacts:

John W. Smolak	Scott M. Tsujita
EVP, CFO & Chief Administrative Officer	SVP Finance, Treasury & Investor Relations
Hypercom Corporation	Hypercom Corporation
Phone: 602-504-4750	Phone: 602-504-5161
Email: jsmolak@hypercom.com	Email: stsujita@hypercom.com

FOR IMMEDIATE RELEASE

HYPERCOM CORPORATION ANNOUNCES
SECOND QUARTER 2004 FINANCIAL RESULTS

Highlights:

•	Profit from continuing operations of $6.2 million before $12.9 million non-recurring charge to establish full reserve against deferred contract costs and accounts receivable related to delayed payments from the Brazilian Health Ministry;

•	Income from continuing operations, excluding the non-recurring charge of $12.9 million, of $6.2 million compared to $2.8 million in second quarter 2003; net income of $3.5 million compared to $0.5 million, and fully diluted EPS of $0.07 compared to $0.01;

•	Second quarter 2004 revenues of $64.7 million in line with previously announced annual guidance. Exceeds prior year’s second quarter revenue of $58.9 million;

PHOENIX, July 30, 2004-Hypercom Corporation (NYSE: HYC), a leading global provider of electronic payment solutions, today announced financial results for the three months ended June 30, 2004.

The Company announced a second quarter net loss of $9.4 million, — $0.18 per share, on revenues of $64.7 million versus net income of $0.5 million, $0.01 per share, on revenues of $58.9 million a year ago. The current quarter result included a non-recurring charge of $12.9 million related to the Company’s completed contract with the Brazilian Health Ministry. The charge is comprised of an $11.3 million reserve against previously deferred contract costs and a $1.6 million reserve against previously invoiced and accrued accounts receivable. The charges were booked to cost of sales and selling expense, respectively. The Company determined the reserves were an appropriate measure given the length of time that has passed since these assets were recorded. The Company believes that the delay in payment relates to the recent and on-going internal investigation within the Brazilian Health Ministry, none of which is related to the Company or the Company’s completed agreement. The Company is in on-going discussions with the Health Ministry to effect the collection of these reserved balances, however, there is no certainty as to how much of these reserved balances will ultimately be collected.

Excluding the reserve charges related to Brazil, the Company would have reported favorable second quarter operating results, consistent with its full year guidance and exceeding analysts’ consensus forecast and prior year results. As reflected in the accompanying pro-forma consolidated statements of operations, excluding the reserve charge, the gross margin percentage was 43.2% compared to 40.6% in the comparable prior year quarter, income from continuing operations was $6.2 million versus $2.8 million, net income before discontinued operations was $3.5 million versus $1.0 million, and fully diluted EPS was $0.07 versus $0.01.

“Notwithstanding the reserve charge, I am very pleased with the operating results for the quarter. The Company has continued to show improving financial trends compared to the prior year,” stated Chairman and CEO Chris Alexander. “Excluding the reserve charges, the quarter results are in-line with previously issued annual financial guidance.” Additionally, the Company continues to make strong progress in its new business initiatives, including its transaction transport business where it has slowly begun to add U.S. based customers, with the IN-tact™ dial to IP conversion device which has been warmly received and is in pilot testing now, and with Optimum 32-bit terminals that are currently being readied for shipment in the third quarter. “These new initiatives are the next generation in payment technology, being delivered today,” said Alexander.

The Company closed the quarter with a sales backlog of $51.8 million, versus $54.9 million as of March 31, 2004, and $83.3 million as of June 30, 2003. Backlog fluctuates seasonally and due to the timing of new annual contracts with significant customers.

The Company continued to enhance its cash position during the second quarter as cash and short-term investment balances increased to $88.8 million at June 30, 2004, compared to $85.2 million at March 31, 2004, and $51.6 million at June 30, 2003.

Operational Highlights

During the quarter, the Company announced several new initiatives and collaborations related to its products including:

•	Announced major POS terminal marketplace wins in Lithuania and Malaysia. Additionally the Company announced new sales relationships with Medcom, Children’s Place, Wendy’s franchisee restaurants, and On-Track Innovations;

•	Introduced the IN-tact 1101, a compact, high speed, high security, low cost, Internet Protocol (IP) gateway device that converts existing Hypercom terminals into faster IP-enabled terminals;

•	Announced a partnership with Lightbridge Inc. to provide Authorize.Net IP payment gateway services to retailers wishing to purchase Hypercom’s high performance, multi-application, Optimum L4100;

•	Awarded Frost & Sullivan prestigious “2004 Customer Value Enhancement Award” in recognition of outstanding and continuous delivery of enhanced value to customers with innovative technologies, high quality, and fast time to market.

FY 2004 Outlook

Reflecting the longer-term perspective of the Company’s revenue model, the Company continues to provide guidance only on a full year basis. Current revenue guidance has been revised to reflect the Company’s inability to forecast the likelihood of future revenue related to the Brazilian Health Ministry in 2004. Current guidance for income from continuing operations and adjusted EBITDA from continuing operations have only been revised to reflect the previously unanticipated second quarter $12.9 million reserve charge related to the Brazilian Health Ministry contract. Revised guidance is as follows:

	Revised	Previous
	2004 Guidance	2004 Guidance	2003
Net Revenue	$254 – 260.0 mm	$254- 266.0 mm	$231.5 mm
Income from Continuing Ops	$8.1 – 12.6 mm	$21.0- 25.5 mm	$13.0 mm
Adjusted EBITDA from Continuing Ops	$16.6 – 21.1 mm	$29.5- 34.0 mm	$21.8 mm

Forward guidance is predicated on a stable worldwide economy.

Hypercom’s conference call to discuss the financial results for the period ended June 30, 2004, will be held on Friday, July 30, 2004, at 11 a.m. EDT (8 a.m. Phoenix time). The conference call will be simultaneously webcast at Hypercom’s Web site, www.hypercom.com and will also be available after the call has concluded in the investor relations section under “audio.archive.”

About Hypercom (www.hypercom.com) Celebrating 26 years of technological excellence, innovation, and leadership, Hypercom is a leading global provider of electronic payment solutions that add value at point-of-sale transactions for consumers, merchants, and acquirers, and yield increased profitability for its customers.

Widely recognized as the payment technology innovator, Hypercom delivers comprehensive card payment terminal, network and server solutions that help merchants and financial institutions generate revenues and increased profits.

Headquartered in Phoenix, Arizona, Hypercom’s card payment terminal, network, and server solutions are leading the transformation of electronic payments in more than 100 countries.

Forward-Looking Statements This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, losses from discontinued operations and the performance, its ability to collect reserved receivables, and market acceptance of new products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks related to our indebtedness and compliance with restrictions and financial covenants in our loan agreements; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three months ended June 30, 2004 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom will not necessarily update the information, since Hypercom will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

The Company does not endorse any projections regarding future performance that may be made by third parties.

####

Hypercom is a registered trademark of Hypercom Corporation. Optimum and Design and IN-tact are trademarks of Hypercom Corporation.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(amounts in thousands, except per share data)

	Three Months Ended June 30,
	Actual 2004	Pro Forma Adj	Pro Forma 2004	Actual 2003
Net revenue	$64,691	$—	$64,691	$58,899
Costs and expenses:
Costs of revenue	48,048	(11,305)	36,743	34,979
Research and development	6,444	—	6,444	6,422
Selling, general and administrative	16,962	(1,635)	15,327	14,708

Total costs and expenses	71,454	(12,940)	58,514	56,109

Income (loss) from continuing operations	(6,763)	12,940	6,177	2,790
Interest income	221	—	221	97
Interest expense	(445)	—	(445)	(544)
Other income	2	—	2	68
Foreign currency loss	(911)	—	(911)	(483)

Income (loss) before income taxes and discontinued operations	(7,896)	12,940	5,044	1,928
Provision for income taxes	(1,540)	—	(1,540)	(952)

Income (loss) before discontinued operations	(9,436)	12,940	3,504	976
Loss from discontinued operations (including $1.6 million loss on disposal in 2003)	—	—	—	(484)

Net income (loss)	$(9,436)	$12,940	$3,504	$492

Basic and diluted income (loss) per share:
Income (loss) before discontinued operations	$(0.18)	$0.25	$0.07	$0.02
Loss from discontinued operations	—	—	—	(0.01)

Basic and diluted income (loss) per share	$(0.18)	$0.25	$0.07	$0.01

Adjusted EBITDA:
Adjusted EBITDA from continuing operations	$(4,674)	$12,940	$8,266	$5,084
Adjusted EBITDA from discontinued operations	—	—	—	1,344

Adjusted EBITDA	$(4,674)	$12,940	$8,266	$6,428

Adjusted EBITDA per basic share:
Adjusted EBITDA from continuing operations	$(0.09)	$0.25	$0.16	$0.10
Adjusted EBITDA from discontinued operations	—	—	—	0.03

Adjusted EBITDA per basic share	$(0.09)	$0.25	$0.16	$0.13

Adjusted EBITDA per diluted share:
Adjusted EBITDA from continuing operations	$(0.09)	$0.24	$0.15	$0.10
Adjusted EBITDA from discontinued operations	—	—	—	0.03

Adjusted EBITDA per diluted share	$(0.09)	$0.24	$0.15	$0.13

Basic shares outstanding	51,412	51,412	51,412	48,829
Diluted shares outstanding	53,772	53,772	53,772	49,966

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(amounts in thousands, except per share data)

	Six Months Ended June 30,
	Actual 2004	Pro Forma Adj	Pro Forma 2004	Actual 2003
Net revenue	$115,454	$—	$115,454	$108,695
Costs and expenses:
Costs of revenue	77,565	(11,305)	66,260	64,855
Research and development	13,269	—	13,269	12,235
Selling, general and administrative	31,847	(1,635)	30,212	29,763

Total costs and expenses	122,681	(12,940)	109,741	106,853

Income (loss) from continuing operations	(7,227)	12,940	5,713	1,842
Interest income	494	—	494	147
Interest expense	(936)	—	(936)	(1,136)
Other income (expense)	20	—	20	(89)
Foreign currency loss	(1,639)	—	(1,639)	(946)

Income (loss) before income taxes and discontinued operations	(9,288)	12,940	3,652	(182)
Provision for income taxes	(2,369)	—	(2,369)	(1,642)

Income (loss) before discontinued operations	(11,657)	12,940	1,283	(1,824)
Income from discontinued operations (including $1.6 million loss on disposal in 2003)	—	—	—	286

Net income (loss)	$(11,657)	$12,940	$1,283	$(1,538)

Basic income (loss) per share:
Income (loss) before discontinued operations	$(0.23)	$0.26	$0.03	$(0.04)
Income from discontinued operations	—	—	—	0.01

Basic income (loss) per share	$(0.23)	$0.26	$0.03	$(0.03)

Diluted income (loss) per share:
Income (loss) before discontinued operations	$(0.23)	$0.25	$0.02	$(0.04)
Income from discontinued operations	—	—	—	0.01

Diluted income (loss) per share	$(0.23)	$0.25	$0.02	$(0.03)

Adjusted EBITDA:
Adjusted EBITDA from continuing operations	$(2,961)	$12,940	$9,979	$6,354
Adjusted EBITDA from discontinued operations	—	—	—	2,792

Adjusted EBITDA	$(2,961)	$12,940	$9,979	$9,146

Adjusted EBITDA per basic share:
Adjusted EBITDA from continuing operations	$(0.06)	$0.25	$0.20	$0.13
Adjusted EBITDA from discontinued operations	—	—	—	0.06

Adjusted EBITDA per basic share	$(0.06)	$0.25	$0.20	$0.19

Adjusted EBITDA per diluted share:
Adjusted EBITDA from continuing operations	$(0.06)	$0.24	$0.19	$0.13
Adjusted EBITDA from discontinued operations	—	—	—	0.06

Adjusted EBITDA per diluted share	$(0.06)	$0.24	$0.19	$0.19

Basic shares outstanding	50,813	50,813	50,813	48,438
Diluted shares outstanding	53,093	53,093	53,093	49,347

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2004
	(unaudited)	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$56,894	$65,415
Marketable securities	31,900	17,400
Accounts receivable, net	56,958	55,252
Current portion of net investment in sales-type leases	9,412	8,783
Inventories	39,475	42,262
Prepaid expenses and other current assets	8,118	13,769
Long-lived assets held for sale	782	852

Total current assets	203,539	203,733
Property, plant and equipment, net	28,869	28,217
Net investment in sales-type leases	19,457	20,236
Intangible assets, net	4,413	3,731
Other long-term assets	4,026	8,651

Total assets	$260,304	$264,568

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,641	$21,733
Accrued payroll and related expenses	7,517	8,267
Accrued sales and other taxes	5,128	6,359
Accrued liabilities	7,414	7,534
Deferred revenue	3,063	2,044
Income taxes payable	2,899	1,690
Current portion of long-term debt	661	1,058

Total current liabilities	49,323	48,685
Long-term obligations	11,505	11,586

Total liabilities	60,828	60,271
Stockholders’ equity	199,476	204,297

Total liabilities and stockholders’ equity	$260,304	$264,568

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Cash flows from continuing operations:
Net income (loss) from continuing operations	$(9,436)	$976	$(11,657)	$(1,824)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Amortization of deferred financing costs	224	224	448	448
Depreciation/Amortization	2,087	2,226	4,246	4,601
Provision for bad debts	467	(72)	661	1,048
Provision for Brazilian Health Ministry accounts receivable	1,635	—	1,635	—
Provision for Brazilian Health Ministry contract	11,305	—	11,305	—
Provision for losses on sales-type leases	353	153	643	314
Provision for excess and obsolete inventory	2,231	1,308	3,462	2,014
Noncash stock compensation	127	—	227	—
Foreign currency loss	911	483	1,639	946
Changes in operating assets and liabilities:
Income tax receivable	—	857	—	9,118
Other changes in operating assets and liabilities	(5,607)	(2,489)	(6,337)	949

Net cash provided by operating activities	4,297	3,666	6,272	17,614

Cash flows from investing activities:
Purchase of marketable securities	(16,000)	—	(22,000)	—
Proceeds from the sale or maturity of marketable securities	5,000	—	7,500	—
Acquisition of other assets	(1,912)	(244)	(2,768)	(709)
Purchase of property, plant, and equipment	(1,652)	(948)	(2,925)	(2,832)

Net cash used in investing activities	(14,564)	(1,192)	(20,193)	(3,541)

Cash flows from financing activities:
Repayment of bank notes payable and other debt instruments	(308)	(357)	(621)	(728)
Proceeds from issuance of common stock	3,385	4,937	5,553	5,029
Payments received on advances to stockholders	—	—	1,056	—
Advances from discontinued operations	—	524	—	802

Net cash provided by financing activities	3,077	5,104	5,988	5,103

Effect of exchange rate changes on cash	(86)	343	(110)	412

Net (decrease) increase in cash flows from continuing operations	(7,276)	7,921	(8,043)	19,588
Net (decrease) increase in cash flows from discontinued operations	(120)	1,896	(478)	4,489
Cash and cash equivalents, beginning of period	64,290	37,329	65,415	23,069

Cash and cash equivalents, end of period	$56,894	$47,146	$56,894	$47,146

Note 1: Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Pro forma operating results are presented in the earnings release because management believes that it is of interest to its investors to reflect the current period operating results exclusive of any material non-recurring items for comparability purposes. During the second quarter ended June 30, 2004, the Company recorded a charge to operations for approximately $12.9 million to fully reserve amounts recorded under its contract with the Brazilian Health Ministry. The charge consisted of $11.3 million reserve against deferred contract costs, which was recorded in cost of revenues, and $1.6 million reserve against accounts receivables, which was recorded in selling expense. The Company recorded these reserves as a result of increasing concerns with the Brazilian Health Ministry’s lack of timely payments and lack of acknowledgment and acceptance of previously submitted contract claims. In addition, and further complicating the situation, is the Ministry’s own political environment which, during the second quarter, experienced a very serious internal scandal, completely unrelated to the Company, but casting additional doubt and concern over the ability to recover, timely, the amounts owed under our contract. The pro forma 2004 results and related pro forma adjustments are not GAAP and the pro forma 2004 results should not be considered a substitute for the actual 2004 unaudited results in this earnings release.

Adjusted EBITDA is presented in the earnings release because management believes that it is a commonly used financial measure that is of interest to its investors. The Corporation defines adjusted EBITDA as earnings before interest, income taxes, depreciation, and amortization, adjusted to exclude foreign currency gains and losses, and certain other material non-cash unusual or infrequently occurring items. Adjusted EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. Adjusted EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.

Below is a reconciliation of income (loss) before taxes and discontinued operations to adjusted EBITDA from continuing operations (amounts in thousands and unaudited):

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Adjusted EBITDA from continuing operations:
Income (loss) before income taxes and discontinued operations	$(7,896)	$1,928	$(9,288)	$(182)
Depreciation expense	1,719	1,620	3,423	3,177
Amortization expense	368	606	823	1,424
Foreign currency loss	911	483	1,639	946
Interest	224	447	442	989

Adjusted EBITDA from continuing operations	$(4,674)	$5,084	$(2,961)	$6,354

Below is a reconciliation of the income (loss) from discontinued operations to adjusted EBITDA from discontinued operations (amounts in thousands and unaudited):

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Adjusted EBITDA from discontinued operations:
Income (loss) from discontinued operations	$—	$(484)	$—	$286
Noncash asset write-downs	—	1,063	—	1,063
Depreciation expense	—	358	—	616
Foreign currency loss	—	102	—	122
Interest	—	305	—	705

Adjusted EBITDA from discontinued operations	$—	$1,344	$—	$2,792